As filed with the Securities and Exchange Commission on May 21, 1997 Registration No.

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM S-8

                        REGISTRATION STATEMENT
                                Under
                      The Securities Act of l933

                         CEL-SCI CORPORATION
         (Exact name of issuer as specified in its charter)

          Colorado                             84-0916344
  (State or other jurisdiction            (I.R.S. Employer
   of incorporation or organization)       Identification No.)

      66 Canal Center Plaza, Suite 510
            Alexandria, Virginia                    22314
      (Address of Principal Executive             (Zip Code)
                     Offices)

                   1996 Incentive Stock Option Plan
                 1996 Non-Qualified Stock Option Plan
                          (Full Title of Plan)

                              Geert R. Kersten
                             CEL-SCI Corporation
                      66 Canal Center Plaza, Suite 510
                        Alexandria, Virginia  22314
                  (Name and address of agent for service)

                               (703) 549-5293
         (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

                          William T. Hart, Esq.
                             Hart & Trinen
                         l624 Washington Street
                         Denver, Colorado  80203
                            (303) 839-0061

         Page one of ___ pages contained in the sequential numbering system. The Exhibit Index may be found at page ___.

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                    CALCULATION OF REGISTRATION FEE
                                 Proposed       Proposed
Title of                         maximum        maximum
securities          Amount       offering       aggregate     Amount of
 to be              to be        price          offering    registration
registered        registered (1) per share (2)  price            fee

Common Stock        600,000      $3.34         $2,004,000     $  607.28
Issuable Pursuant
to 1996 Incentive
Stock Option Plan
Common Stock        400,000      $3.34         $l,336,000     $  404.85
Issuable Pursuant
to 1996 Non-Qualified
Stock Option Plan
                  l,000,000                    $3,334,000     $1,012.13

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Common Stock. The shares subject to this Registration Statement reflect the shares available for issuance pursuant to options granted under the Incentive Stock Option and Non-Qualified Stock Option Plans, all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's Common Stock on May 20, 1997.

                       CEL-SCI CORPORATION

       Cross Reference Sheet Required Pursuant to Rule 404

                             PART I
               INFORMATION REQUIRED IN PROSPECTUS

     (NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not filed with this Registration Statement.)

Item
 No.    Form S-8 Caption                        Caption in Prospectus
  1.    Plan Information
        (a)  General Plan Information ......... Stock Option and Bonus Plans

        (b)  Securities to be Offered ......... Stock Option and Bonus Plans

        (c)  Employees who may Participate
             in the Plan ...................... Stock Option and Bonus Plans

        (d)  Purchase of Securities Pursuant
             to the Plan and Payment for
             Securities Offered ............... Stock Option and Bonus Plans

        (e)  Resale Restrictions .............. Resale of Shares by Affili-
                                                ates

        (f)  Tax Effects of Plan
             Participation .................... Stock Option and Bonus Plans

        (g)  Investment of Funds .............. Not Applicable.

        (h)  Withdrawal from the Plan;
             Assignment of Interest ........... Other Information Regarding
                                                the Plans

        (i)  Forfeitures and Penalties ........ Other Information Regarding
                                                the Plans

        (j)  Charges and Deductions and
             Liens Therefore .................. Other Information Regarding
                                                the Plans

  2.    Registrant Information and Employee
        Plan Annual Information ............... Available Information,
                                                Documents Incorporated by
                                                Reference

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement: Annual Report on Form l0-K for the year ending September 30, 1996, Quarterly Report on Form 10-Q for quarter ending December 31, 1996 and Proxy Statement relating to the Company's June 3, 1997 Annual Meeting of Shareholders. All reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

     Not required.

Item 5 - Interests of Named Experts and Counsel

     Not Applicable.

Item 6 - Indemnification of Directors and Officers

     The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judg-ments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption from Registration Claimed

         None.

Item 8 - Exhibits

 4     - Instruments Defining Rights of
         Security Holders

    (a) - Common Stock                          Incorporated by reference to
                                                Exhibit 4(a) of the Company's
                                                Registration Statements on
                                                Form S-l, File Nos. 2-85547-D
                                                and 33-7531.

    (b) - 1996 Incentive Stock Option Plan

    (c) - 1996 Non-Qualified Stock Option Plan

    5 - Opinion Regarding Legality

   l5 - Letter Regarding Unaudited Interim
        Financial Information                    None

   24 - Consent of Independent Public
        Accountants and Attorneys

   25 - Power of Attorney                        Included in the signature
                                                 page of this Registration
                                                 Statement

   28 - Information from Reports                 None
        furnished to State Insurance
        Regulatory Authorities

   99 - Additional Exhibits
        (Re-Offer Prospectus)

Item 9 - Undertakings

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

                   (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                         Provided, however, that paragraphs (a)(l)(i) and
               (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

               (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Maximilian de Clara and Geert R. Kersten, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-infact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Virginia, on May 15, 1997.

                                CEL-SCI CORPORATION
                                By:/s/ Maximilian De Clara
                                   MAXIMILIAN DE CLARA, PRESIDENT

     Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                      Date
/s/ Maximilian De Clara   Director and President        May l5, 1997
MAXIMILIAN DE CLARA

/s/ Geert R. Kersten      Director, Principal           May l5, 1997
GEERT R. KERSTEN          Financial Officer and
                          Chief Executive Officer

/s/ Mark V. Soresi        Director                      May l5, l997
MARK V. SORESI

/s/ F. Donald Hudson      Director                      May l5, 1997
F. DONALD HUDSON

                         FORM S-8

                   CEL-SCI Corporation
                  66 Canal Center Plaza
                        Suite 510
               Alexandria, Virginia  22314

                         EXHIBITS

Exhibits

   4     - Instruments Defining Rights of
           Security Holders

    (a)  - Common Stock                         Incorporated by reference to
                                                Exhibit 4(a) of the Company's
                                                Registration Statements on
                                                Form S-l, File Nos. 2-85547-D
                                                and 33-7531.

    (b) - 1996 Incentive Stock Option Plan

    (c) - 1996 Non-Qualified Stock Option Plan

   5 - Opinion Regarding Legality

  l5 - Letter Regarding Unaudited Interim
       Financial Information                    None

  24 - Consent of Independent Public
       Accountants and Attorneys

  25 - Power of Attorney                          Included in the signature
                                                  page of this Registration
                                                  Statement

  28 - Information from Reports                   None
       furnished to State Insurance
       Regulatory Authorities

  99 - Additional Exhibits
       (Re-Offer Prospectus)